Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated July 20, 2018 relating to the consolidated financial statements, the internal controls over financial reporting and schedule of Cal-Maine Foods, Inc. and Subsidiaries appearing in the Annual Report on Form 10-K for the year ended June 2, 2018.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Frost, PLLC

Little Rock, Arkansas
October 8, 2018